UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

RLI Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value	RLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)	On May 2, 2024, RLI Corp. (“Company”) held its annual meeting of shareholders (“Annual Meeting”).

(b)	At the Annual Meeting, the Company’s shareholders voted on the following three proposals and cast their votes as described below.

1. The nominees for election to the Board of Directors were elected at the Annual Meeting, each to hold office for a one-year term expiring at the next annual meeting, based upon the following votes:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors:	—	—	⸺	2,954,463
Michael E. Angelina	38,897,145	248,193	28,224	2,954,463
David B. Duclos	38,582,617	562,807	28,138	2,954,463
Susan S. Fleming	39,005,652	146,157	21,753	2,954,463
Jordan W. Graham	37,963,841	1,179,563	30,158	2,954,463
Clark C. Kellogg	37,491,031	1,030,018	652,513	2,954,463
Craig W. Kliethermes	38,902,403	242,822	28,337	2,954,463
Paul B. Medini	38,777,906	359,552	36,104	2,954,463
Robert P. Restrepo, Jr.	34,010,001	4,918,633	244,928	2,954,463
Debbie S. Roberts	37,330,744	1,492,324	350,494	2,954,463
Michael J. Stone	38,351,368	793,906	28,288	2,954,463

The Board of Directors also appointed David B. Duclos as Chairman of the Board.

2. The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the proxy materials, was approved based upon the following votes:

			Broker
For	Against	Abstentions	Non-Votes
38,259,260	838,582	75,720	2,954,463

3. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 was approved based upon the following votes:

			Broker
For	Against	Abstentions	Non-Votes
42,047,107	30,040	50,878	⸺

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: May 8, 2024	By:	/s/ Jeffrey D. Fick
Jeffrey D. Fick
Chief Legal Officer & Corporate Secretary